UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 21, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	75-2142963 (IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas (Address of principal executive offices)	75038 (Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Amendments to Agreements with Republic Bank & Trust Company and First Bank of Delaware.
Effective February 21, 2006, ACE entered into an amendment to its existing Installment Loan Marketing and Servicing Agreement with First Bank of Delaware (“FBD”). That amendment gives ACE the right to cease offering FBD’s installment loans in Texas whenever ACE so determines.
Effective February 24, 2006, ACE entered into an amendment to its existing Marketing and Servicing Agreement with Republic Bank & Trust Company (“Republic”). That amendment provides that ACE will cease offering Republic’s short-term loans in Texas as soon as practical and in Arkansas and Pennsylvania by June 30, 2006.
The amendments permit the anticipated introduction of a credit services organization loan product in ACE’s owned stores in Texas. ACE has recently formed a wholly owned subsidiary, ACE Credit Services, LLC, which will conduct activities as a licensed credit services organization in Texas. When ACE Credit Services, LLC begins those activities, ACE will cease offering Republic short-term loans and FBD installment loans in Texas.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “will,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Travelers Express Company, Inc. and its affiliates and with ACE’s lenders;

•	the cessation of ACE’s relationships with Republic Bank & Trust Company and with First Bank of Delaware;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the loans offered by Republic Bank & Trust Company and the loans offered by First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
     Item 9.01. Financial Statements and Exhibits
               (c) Exhibits.

10.1	Letter agreement dated February 21, 2006, between Ace Cash Express, Inc. and First Bank of Delaware that amends the Installment Loan Marketing and Servicing Agreement dated as of July 1, 2005, as heretofore amended.

10.2	Letter agreement dated February 24, 2006, between Ace Cash Express, Inc. and Republic Bank & Trust Company that amends the Marketing and Servicing Agreement dated as of October 21, 2002, as heretofore amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: February 27, 2006	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter agreement dated February 21, 2006, between Ace Cash Express, Inc. and First Bank of Delaware that amends the Installment Loan Marketing and Servicing Agreement dated as of July 21, 2005, as heretofore amended.

10.2	Letter agreement dated February 24, 2006, between Ace Cash Express, Inc. and Republic Bank & Trust Company that amends the Marketing and Servicing Agreement dated as of October 21, 2002, as heretofore amended.